As filed with the Securities and Exchange Commission on March 16, 2023
File Number 333-255105
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Amyris, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
55-0856151
(IRS Employer Identification Number)

5885 Hollis Street, Suite 100
Emeryville, CA 94608
(510) 450-0761
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Han Kieftenbeld
Chief Financial Officer
5885 Hollis Street, Suite 100
Emeryville, CA 94608
(510) 450-0761
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all correspondence to:
Gordon K. Davidson, Esq.
David Michaels, Esq.
Amanda L. Rose, Esq.
Ryan Mitteness, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500
From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-255105) (“Post-Effective Amendment No. 1”) of Amyris, Inc. (the “Company”), is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.
This Post-Effective Amendment No. 1 contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by the Company of up to $1.0 billion of shares of the Company’s common stock, preferred stock, debt securities, warrants to purchase the Company’s common stock, preferred stock or debt securities, subscription rights to purchase the Company’s common stock, preferred stock or debt securities and/or units consisting of some or all of these securities as well as the potential resale of shares of common stock by certain selling shareholders; and

•	a resale prospectus, which covers the resale from time to time by the selling stockholders named in such resale prospectus of up to 50,411,313 shares of the Company’s common stock.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in prospectus supplements to the base prospectus that may be filed with the Securities and Exchange Commission (the “Commission”) from time to time.

PROSPECTUS
$1,000,000,000

AMYRIS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
From time to time we may offer up to $1.0 billion aggregate dollar amount of shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer an indeterminate number of shares of securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time. The total amount of these securities will have an initial aggregate offering price of up to $1.0 billion.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus. We will sell these securities directly to our stockholders or to purchasers, or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts payable to such agents or underwriters. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “AMRS.” On March 15, 2023, the closing price of our common stock was $1.19. None of the other securities we or any selling stockholder may offer are currently traded on any securities exchange.
Investing in our securities involves risks. See “Risk Factors” commencing on page 3. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 16, 2023

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, from time to time, we may offer to sell any combination of the securities described in this prospectus in one or more offerings of up to an aggregate dollar amount of $1.0 billion.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or any free writing prospectus; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
We have not authorized any dealer, agent, underwriter or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of any information others may give you. This prospectus and the accompanying prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.
Unless the context otherwise requires, “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.
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PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the Commission listed below under the heading “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
About Amyris, Inc.
We are a biotechnology company delivering sustainable, science-based ingredients and consumer products that are better than incumbent options for people and the planet. To accelerate the world’s transition to sustainable consumption, we create, manufacture and commercialize consumer products and ingredients that reach more than 300 million consumers. The largest proportion of revenue is the marketing and selling of Clean Beauty, Personal Care and Health & Wellness consumer products through our direct-to-consumer ecommerce platforms and a growing network of retail partners. Our proprietary sustainable ingredients are sold in bulk to industrial leaders who serve Flavor & Fragrance (F&F), Nutrition, Food & Beverage, and Clean Beauty & Personal Care end markets.
The ingredients and consumer products we produce are powered by our Lab-to-Market™ technology platform. This technology platform creates a portfolio connection between our proprietary science and formulation expertise, manufacturing capability at industrial scale, and expertise in commercializing high performance, sustainable products that give consumers the power to choose products that benefit the planet. Our technology platform offers advantages to traditional methods of sourcing similar ingredients (such as petrochemistry, unsustainable agricultural practices and extraction from organisms). These advantages include, but are not limited to, renewable and ethical sourcing of raw materials, less resource-intensive production, minimal impact on sensitive ecosystems, enhanced purity and safety profiles, less vulnerability to climate disruption, and improved supply chain resilience. We combine molecular biology and genetic engineering to produce sustainable materials that are scarce or endangered resources in nature. We leverage state-of-the-art machine learning, robotics, and artificial intelligence, which enable our technology platform to rapidly bring new innovation to market.
Corporate Information
We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMRS.” Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus.
Amyris, the Amyris logo, Biofene, Biossance, Costa Brazil, EcoFabulous, Hemisqualane, JVN, Lab-to-Market, MenoLabs, No Compromise, OLIKA, Pipette, Purecane, Rose Inc, Stripes, and Terasana are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries. This report also contains trademarks and trade names of other businesses that are the property of their respective holders. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE SECURITIES WE MAY OFFER
With this prospectus, we may offer shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities, at prices and on terms to be determined at the time of any offering. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. The following is a summary of the securities we may offer with this prospectus.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share.
Preferred Stock
We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.
Warrants
We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our Board of Directors will determine the terms of the warrants being offered.
Debt Securities
We may offer debt securities, which may be secured or unsecured, senior or subordinated and/or convertible into shares of our common stock or preferred stock. Our Board of Directors will determine the terms of the series of debt securities being offered.
We may issue any debt securities offered with this prospectus under an indenture or indentures between us and a trustee. In this prospectus, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Units
We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities hereunder will contain a discussion of the risks applicable to an investment in such securities. Prior to making a decision about investing in our securities, you should carefully read and consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of any subsequently filed Quarterly Reports on Form 10-Q filed with the Commission, which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the Commission in the future.
Additional risks and uncertainties beyond those set forth in our reports filed with the Commission and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports filed with the Commission or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.
All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing, are forward-looking statements. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.
The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

USE OF PROCEEDS
We will have broad discretion in the way that we use the net proceeds of any offering under this prospectus. Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, repayment of indebtedness, acquisitions of new technologies or businesses, and investments. The amounts that we actually spend for the purposes described above may vary significantly and will depend, in part, on the timing and amount of our future revenues, our future expenses and any potential acquisitions that we may propose. Additional information on the use of net proceeds from the sale of securities covered by this prospectus, including any specific plans for such proceeds, may be set forth in any prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock we may offer, as well as certain provisions of our certificate of incorporation, bylaws and Delaware law. This is only a summary and is qualified in its entirety by reference to the description of our common stock included in our certificate of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporations Law, or the DGCL. See “Where You Can Find Additional Information”.
Common Stock
As of March 14, 2023, our authorized capital stock included 550,000,000 shares of common stock, par value $0.0001 per share, of which there were 366,251,614 shares outstanding (as reflected in the records of our stock transfer agent). A description of the material terms and provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws affecting the rights of holders of our common stock is set forth below. The description is intended as a summary only, and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part.
As of March 14, 2023, we had approximately 166 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.
Voting Rights
Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation, as amended, eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Registration Rights
Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, and Vivo, hold registration rights pursuant to the following:
•	Letter agreement, dated July 29, 2015, by and among us and certain investors
•	Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors
•	Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V.

•	Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC
•	Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V.
•	Securities Purchase Agreements, dated January 31, 2020, by and between us and the investor named therein, including Foris
•	Security Purchase Agreements, dated June 1, 2020 and June 4, 2020, by and between us and the investors named therein, including affiliates of Foris, Vivo, and FMR, LLC
•	Securities Purchase Agreement, dated May 7, 2021, with Upland1,LLC and the other parties thereto.
•	Share Purchase Agreement, dated August 11, 2021, with MG Empower Ltd. and the other parties thereto
•	Agreement and Plan of Merger and Reorganization and Note Purchase Agreement, each dated August 11, 2021, by and among the Company, OLIKA Inc. and the other parties thereto
•	Share Purchase Agreement and Option Cancellation Agreements, each dated as of August 31, 2021, by and among the Company, Beauty Labs International Limited and the selling stockholders party thereto
•	Agreement and Plan of Merger dated January 26, 2022, by and among the Company, certain of its subsidiaries, No Planet B Holdings, Inc. and its stockholders
•	Asset Purchase Agreement dated March 9, 2022, by and among the Company, certain of its subsidiaries, and MenoLabs, LLC
•	Agreement and Plan of Merger and Reorganization, dated as of April 11, 2022, by and among the Company, Amyris-O Merger Sub, Inc., Onda Beauty Inc. and Jane Hong Fernandez
•	Series B Preference Share Purchase Agreement, dated as of September 13, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited
•	Services Agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited
•	Purchase Agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited
•	Exchange and Settlement Agreement, dated December 14, 2022, by and among the Company, Schottenfeld Opportunities Fund II, L.P., Koyote Trading, LLC, and Phase Five Partners, LP
•	Securities Purchase Agreement, dated December 29, 2022, by and between the Company and Foris Ventures, LLC
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services (formerly Wells Fargo Shareowner Services).
Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMRS.”
Anti-Takeover Provisions
See “Anti-Takeover Provisions” below for a description of provisions of the Company’s certificate of incorporation and bylaws and Delaware law which may have the effect of delaying, deferring or preventing changes in the Company’s control.

PREFERRED STOCK
As of March 15, 2023, our authorized capital stock included 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 22,140 shares have been designated as Series A 17.38% Convertible Preferred Stock, 105,204 shares have been designated as Series B 17.38% Convertible Preferred Stock, 20,921 shares have been designated as Series C Convertible Preferred Stock, 15,000 shares have been designated as Series D Convertible Preferred Stock, and 102,156.21 shares have been designated as Series E Convertible Preferred Stock, and of which there were no shares of Series A 17.38% Convertible Preferred Stock, no shares of Series B 17.38% Convertible Preferred Stock, no shares of Series C Convertible Preferred Stock, no shares of Series D Convertible Preferred Stock, and no shares of Series E Convertible Preferred Stock issued and outstanding. We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of each series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of authorized shares of any series of preferred stock, but not above the total number of authorized shares of preferred stock nor below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the series of preferred stock with the Commission. To the extent required and applicable, this description will include:
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and
•
any material limitations on the issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered under this prospectus, when issued, will not have any preemptive or similar rights.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
As of March 15, 2023, we had warrants outstanding to purchase 28,692,646 shares of our common stock. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
•	the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents for the warrants;
•	any listing of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the date from and after which the warrants and the common stock, preferred stock and/or debt securities issuable upon exercise thereof will be separately transferable;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any information with respect to book-entry procedures;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We will issue the debt securities offered under this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.
The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the debt securities;
•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided as security for the payment of such debt securities;
•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•	any events of default, if not otherwise described below under “Events of Default”;
•	the terms and conditions, if any, for the conversion of such debt securities into, or the exchange of such debt securities for, shares of our common stock or preferred stock;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.
We may issue discounted debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discounted debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, as further described in the applicable prospectus supplement. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Exchange and/or Conversion Rights
We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•	we fail to pay any principal or premium, if any, within 30 days after it becomes due;
•	we fail to pay any interest within 60 days after it becomes due;
•
we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.
The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will become immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•	all lawful interest on overdue interest and overdue principal has been paid; and
•	the rescission would not conflict with any judgment or decree.
In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•	the holder gives to the trustee written notice of a continuing event of default;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and
•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•	to appoint a successor trustee under the indenture with respect to one or more series.
From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt securities;
•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•	reduce the principal of or change the stated maturity of the debt securities;
•	make any debt security payable in money other than that stated in the debt security;
•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•	waive a default in the payment of the principal of, or premium, if any, or interest on the debt securities or a redemption payment;
•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
•	to register the transfer or exchange of such debt securities;
•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
•	to compensate and indemnify the trustee; or
•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in any applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•	money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, and premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless such holder(s) have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.
ANTI-TAKEOVER PROVISIONS
The provisions of Delaware law, our restated certificate of incorporation, as amended, and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.
Delaware Law
Section 203 of the Delaware General Corporation Law (“Section 203”) prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:
•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, these restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.
A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of its outstanding voting shares. We have agreed to opt out of Section 203 through our restated certificate of incorporation, as amended, but our restated certificate of incorporation as amended, contains substantially similar protections to our company and stockholders as those afforded under Section 203.
Restated Certificate of Incorporation and Restated Bylaw Provisions
Our restated certificate of incorporation, as amended, and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company or management team, including the following:
•
Board of Directors Vacancies. Our restated certificate of incorporation, as amended, and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent stockholders from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with their own nominees.

•
Classified Board. Our restated certificate of incorporation, as amended, and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•
Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chair of our Board of Directors, our chief executive officer or our president.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•
Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, as amended, our Board of Directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•
Exclusive Forum. Our restated bylaws to provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our restated bylaws further provide that the U.S. federal district courts will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the

Securities Act, or a Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The consolidated financial statements of Amyris, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 842 on January 1, 2019) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.
We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2022);

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, filed with the Commission on May 10, 2022; June 30, 2022, filed with the Commission on August 9, 2022; and September 30, 2022, filed with the Commission on November 8, 2022;

•
Our Current Reports on Form 8-K filed with the Commission on January 26, 2022; March 23, 2022; April 22, 2022; June 10, 2022; June 15, 2022; July 1, 2022; September 13, 2022; September 14, 2022; October 11, 2022; November 23, 2022; December 16, 2022; December 21, 2022; December 29, 2022; February 22, 2023; March 14, 2023; and March 15, 2023;

•
The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description; and

•
filings we make with the Commission pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost to the requestor, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

PROSPECTUS

$1,000,000,000

AMYRIS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
March 16, 2023

PROSPECTUS

AMYRIS, INC.

50,411,313 Shares of Common Stock
This prospectus relates to the registration for potential offer and sale from time to time of up to 50,411,313 shares of our common stock, par value $0.0001 per share (the “Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus. The shares of common stock registered hereunder consist of outstanding shares of common stock issued to the selling stockholders pursuant to the agreements described in “Selling Stockholders.” For more information regarding the Shares, see “Selling Stockholders” below.
The selling stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Shares, see “Selling Stockholders” and “Plan of Distribution” below.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will pay the expenses incurred in registering the Shares, including legal and accounting fees.
Our common stock is traded on The Nasdaq Global Select Market under the symbol “AMRS.” On March 15, 2023, the closing price of our common stock was $1.19 per share.
Investing in our securities involves risks. See “Risk Factors” commencing on page 2. You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 16, 2023

INFORMATION CONTAINED IN THIS PROSPECTUS
Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the selling stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.
i

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the Commission listed below under the heading “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
About Amyris, Inc.
We are a biotechnology company delivering sustainable ingredients and consumer products that are better than incumbent options for people and the planet. To accelerate the world’s transition to sustainable consumption, we create, manufacture, and commercialize consumer products and ingredients that reach more than 300 million consumers. The largest proportion of our revenue is derived from marketing and selling Clean Beauty, Personal Care, and Health & Wellness consumer products through our direct-to-consumer e-commerce platforms and a growing network of retail partners. Our proprietary sustainable ingredients are sold in bulk to industrial leaders who serve Flavor & Fragrance (F&F), Nutrition, Food & Beverage, and Clean Beauty & Personal Care end markets.
The ingredients and consumer products we produce are powered by our unique, fermentation-based Lab-to-Market™ technology platform. This technology platform creates a portfolio connection between our proprietary science and formulation expertise, our manufacturing capability at industrial scale, and our ability to commercialize sustainable products that give consumers the power to choose products that benefit the planet. Our technology platform offers advantages to traditional methods of sourcing similar ingredients (such as petrochemistry, unsustainable agricultural practices and extraction from organisms). These advantages include but are not limited to renewable and ethical sourcing of raw materials, less resource-intensive production, minimal impact on sensitive ecosystems, enhanced purity and safety profile, less vulnerability to climate disruption, and improved supply chain resilience. We bring together biology and engineering to produce sustainable materials that are scarce or endangered in nature. We leverage state-of-the-art machine learning, robotics, and artificial intelligence, which enable our technology platform to rapidly bring new innovation to market. Our revenue is generated from consumer product sales, ingredient product sales, research and development collaboration programs and grants, and consumer marketing services.
Corporate Information
We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMRS.” Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus.
Amyris, the Amyris logo, Biofene, Biossance, Costa Brazil, EcoFabulous, Hemisqualane, JVN, Lab-to-Market, MenoLabs, No Compromise, OLIKA, Pipette, Purecane, Rose Inc, Stripes, and Terasana are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries. This prospectus also contains trademarks and trade names of other businesses that are the property of their respective holders. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.
1

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of any subsequently filed Quarterly Reports on Form 10-Q filed with the Commission, which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the Commission in the future.
Additional risks and uncertainties beyond those set forth in our reports filed with the Commission and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports filed with the Commission or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.
2

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.
All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing, are forward-looking statements. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.
The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.
3

USE OF PROCEEDS
The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.
4

SELLING STOCKHOLDERS
The Shares being offered by the selling stockholders under this prospectus consist of shares of common stock issued to the selling stockholders pursuant to the following agreements (collectively, the “Agreements”):
•	Securities Purchase Agreement, dated May 7, 2021, with Upland1,LLC and the other parties thereto;
•	Share Purchase Agreement (the “Share Purchase Agreement”), dated August 11, 2021, with MG Empower Ltd. and the other parties thereto;
•
Agreement and Plan of Merger and Reorganization (the “OLIKA Merger Agreement”) and Note Purchase Agreement (the “Note Purchase Agreement”), each dated August 11, 2021, by and among the Company, OLIKA Inc. and the other parties thereto;

•
Share Purchase Agreement and Option Cancellation Agreements (collectively, the “BL Purchase Agreements”), each dated as of August 31, 2021, by and among the Company, Beauty Labs International Limited and the selling stockholders party thereto;

•	Agreement and Plan of Merger dated January 26, 2022, by and among the Company, certain of its subsidiaries, No Planet B Holdings, Inc. and its stockholders;
•	Asset Purchase Agreement dated March 9, 2022, by and among the Company, certain of its subsidiaries, and MenoLabs, LLC;
•
Agreement and Plan of Merger and Reorganization (the “Onda Merger Agreement”), dated as of April 11, 2022, by and among the Company, Amyris-O Merger Sub, Inc., Onda Beauty Inc. and Jane Hong Fernandez;

•	Series B Preference Share Purchase Agreement, dated as of September 13, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited;
•	Services agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited;
•	Purchase agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited;
•	Exchange and Settlement Agreement, dated December 14, 2022, by and among the Company, Schottenfeld Opportunities Fund II, L.P., Koyote Trading, LLC, and Phase Five Partners, LP; and
•	Amendment and Restatement Agreement, dated September 27, 2022, by and among the Company, the Subsidiary Guarantors and Foris Ventures, LLC
•	Security Purchase Agreement, dated December 29, 2022, by and among the Company and Foris Ventures, LLC.
The Shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares being registered hereunder, or interests therein. Pursuant to each of the Agreements, we have agreed to file a registration statement with the Commission covering the resale of the Shares, and this registration statement has been filed pursuant to those agreements.
Selling Stockholders
The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of our common stock as of March 15, 2023. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 366,251,614 shares of our common stock issued and outstanding as of March 14, 2023 (as reflected in the records of our stock transfer agent).
5

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the selling stockholders as of March 15, 2023. The third column of the table lists the shares of common stock being offered under this prospectus by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus.
The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than the acquisition and beneficial ownership of the Shares described in the tables below or other of our debt or equity securities.
Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)(43)	Shares of Common Stock Beneficially Owned After Offering
Schottenfeld Opportunities Fund II, L.P.(2)	9,183,618	2.5%	3,392,852	5,790,766	1.6%
Koyote Trading, LLC(2)	609,266	*	418,713	190,553	*
Phase Five Partners, LP(2)	223,284	*	154,764	68,520	*
Francisco Costa	23,248	*	23,248	—	*
Michele Levy	26,824	*	26,824	—	*
Edmo Batista das Chagas	10,729	*	10,729	—	*
Elizabeth Street Ventures Partners, LLC(3)	5,364	*	5,364	—	*
Laura I. Maydon	2,682	*	2,682	—	*
MAHR Projects Limited(4)	2,682	*	2,682	—	*
Sonali De Rycker	1,341	*	1,341	—	*
Susan L. Segal	1,341	*	1,341	—	*
Valor Venture Fund II, L.P.(5)	10,729	*	10,729	—	*
Waldencast Ventures LP(6)	13,412	*	13,412	—	*
Fred Aslan	1,065	*	1,065	—	*
W. Blake Baird	8,692	*	8,692	—	*
Scott Daniels	1,831	*	1,831	—	*
Susan Dauber	2,764	*	2,764	—	*
Alastair Dorward	40,350	*	40,350	—	*
Richard J Dugas Jr Trust(7)	97,145	*	97,145	—	*
Victor J Fontana	1,831	*	1,831	—	*
William Getty	550	*	550	—	*
Jeremy Goldstein	7,873	*	7,873	—	*
John David Howard	14,294	*	14,294	—	*
Albert D Huddleston	5,491	*	5,491	—	*
Louis P Kreisberg	14,294	*	14,294	—	*
Marstar Investments LLC(8)	65,712	*	65,712	—	*
Nebari Holdings, LLC(9)	1,755	*	1,755	—	*
Ou Cagney Revocable Trust(10)	8,924	*	8,924	—	*
Pan Brothers Capital Management Group LLC(11)	13,778	*	13,778	—	*
Stella Pantelidis	4,462	*	4,462	—	*
6

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)(43)	Shares of Common Stock Beneficially Owned After Offering
Papamarkou Wellner & Co, Inc.(12)	4,434	*	4,434	—	*
Minhaj Patel	19,207	*	19,207	—	*
RockSolid Capital LLC(13)	9,076	*	9,076	—	*
Schroboh Capital GmbH(14)	24,751	*	24,751	—	*
The Witkin Family 2019 Trust(15)	2,638	*	2,638	—	*
Mario M. DeLaGuardia	41,552	*	41,552	—	*
Kenneth W Franklin	1,831	*	1,831	—	*
Daniel Harlin	6,387	*	6,387	—	*
Harrison 2019 PPLI Fund LLC(16)	13,695	*	13,695	—	*
JMR Development LLC(17)	13,298	*	13,298	—	*
Daniel Khoshaba	18,304	*	18,304	—	*
M3D Family Investments, LLC(18)	48,949	*	48,949	—	*
John C. Mack	11,724	*	11,724	—	*
Timothy J Moreau	1,831	*	1,831	—	*
Robert Paine	878	*	878	—	*
Christopher T. Perkin	8,266	*	8,266	—	*
Thorne Perkin(19)	104,295	*	104,295	—	*
David Schonberg	1,831	*	1,831	—	*
Jill R Silvers	5,914	*	5,914	—	*
SPG Holding LLC(20)	1,921	*	1,921	—	*
Karl G Wellner	3,509	*	3,509	—	*
Mac Farm Partners, LLC(21)	1,755	*	1,755	—	*
Nicholas Perkin	109,316	*	109,316	—	*
Sekhmet Ventures LLC(22)	125,456	*	125,456	—	*
Philip Shaoul	1,381	*	1,381	—	*
Slap The Floor, LLC(23)	19,588	*	19,588	—	*
WFT Investors LLC(24)	3,661	*	3,661	—	*
Andrew Rosenthal	9,372	*	9,372	—	*
Robert S Perkin Rev Trust(25)	3,661	*	3,661	—	*
Dave Chambers	11,428	*	11,428	—	*
Hunter Cushing Hulshizer	5,264	*	5,264	—	*
Paula Albuquerque	15,478	*	15,478	—	*
Maira Tupan Gomes Genovese	365,697	*	365,697	—	*
Ana-Karina De Paula Allen	22,436	*	22,436	—	*
David Hollis Allen	99,470	*	99,470	—	*
Hong Kong Global Limited(26)	2,866	*	2,866	—	*
Lucas Brand Equity Emerging Growth, LP(27)	53,681	*	53,681	—	*
Gordon P. Getty II	367	*	367	—	*
Disruptional Ltd.(28)	1,559,929	*	1,559,929	—	*
AndVest Beauty Labs LP(29)	534,571	*	534,571	—	*
Philip Mark Bielby	—	*	—	—	*
Alexandra Browne	—	*	—	—	*
Rebecca Marie Charman	—	*	—	—	*
Douglas Crawshay	—	*	—	—	*
Ben Noel Davis	—	*	—	—	*
Marco Fabiani	—	*	—	—	*
Johanna Mary Carlyle Garrett-Traylen	—	*	—	—	*
Rebecca Louise Gray	—	*	—	—	*
Anusha Iyer	—	*	—	—	*
AnneMarie Iverson	—	*	—	—	*
Christian James Lapidge	—	*	—	—	*
7

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)(43)	Shares of Common Stock Beneficially Owned After Offering
Hayley Ann McRandal	—	*	—	—	*
Thomas Austin Miller	—	*	—	—	*
Dr. Richard Molyneux	—	*	—	—	*
Petar Marius Nikolov	—	*	—	—	*
Todd Perry	—	*	—	—	*
Jane Catherine Ryan	—	*	—	—	*
Christopher James Neil Smith	—	*	—	—	*
Jessica Smith	—	*	—	—	*
Jonathan David Ward	—	*	—	—	*
Michael Sean Ward	—	*	—	—	*
David Wong	—	*	—	—	*
Kaiyan Xiao	—	*	—	—	*
No Planet B Investments, LLC(30)	1,228,137	*	1,228,137	—	*
Zem Joaquin	64,639	*	64,639	—	*
MenoLabs, LLC(31)	852,234	*	852,234	—	*
Blogstar LLC(32)	173,773	*	173,773	—	*
Danielle Suzanne Krysa	3,623	*	3,623	—	*
Diana Shanedling Phillips	22,258	*	22,258	—	*
Flora Odile Lels	3,623	*	3,623	—	*
J&P Chauvel Pty Ltd As Trustee for The J&P Chauvel Superannuation Fund(33)	12,938	*	12,938	—	*
Jane Hong Fernandez	19,469	*	19,469	—	*
Jaspara Pty Ltd(34)	4,313	*	4,313	—	*
Jerome Thomson	8,625	*	8,625	—	*
Karlene Asadi	12,938	*	12,938	—	*
Larissa Thomson	289,621	*	289,621	—	*
Pamela June Bell	23,170	*	23,170	—	*
Poonawala Group Inc.(35)	4,313	*	4,313	—	*
Robert Fairbairn	4,313	*	4,313	—	*
Sarah Fairbairn	3,623	*	3,623	—	*
Simon Warshaw	11,585	*	11,585	—	*
Stephanie Whitman Aarons	23,170	*	23,170	—	*
Summercroft Limited(36)	14,839	*	14,839	—	*
The Gardner Family Trust DTD 04/19/2002(37)	25,876	*	25,876	—	*
The Little Red Bird, LLC(38)	34,756	*	34,756	—	*
Timothy May	8,625	*	8,625	—	*
Tracey Frost	23,170	*	23,170	—	*
West Head Investments PTY LTD(39)	57,926	*	57,926	—	*
William Keith Maddox	8,625	*	8,625	—	*
ZRH Nominees (0017) Ltd.(40)	11,585	*	11,585	—	*
WeMedia Shopping Network Holdings Co., Limited(41)	5,373,945	1.5%	5,373,945	—	*
Foris Ventures, LLC(42)	119,888,285	32.7%	25,379,370	95,508,915	25.8%
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)
We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.

8

(2)
Richard Schottenfeld, in his capacity as Manager of each of Schottenfeld Opportunities Fund II, L.P., Koyote Trading, LLC, and Phase Five Partners, LP (collectively, the “Schottenfeld Entities”) may be deemed to have investment discretion and voting power over the shares held by the Schottenfeld Entities. The address for the Schottenfeld Entities is 600 3rd Ave., Floor 10, New York, NY 10016.

(3)
Elizabeth Street Venture Partners, LLC is controlled by William McClelland and Ben Sontheimer, its managing members. Accordingly, William McClelland and Ben Sontheimer may be deemed to share beneficial ownership of the securities held of record by Elizabeth Street Venture Partners, LLC. The address for Elizabeth Street Venture Partners, LLC is 30 Valley Forge Rd., Weston, CT 06883, USA.

(4)
MAHR Projects Limited is controlled by its director Magnus Rausing. Accordingly, Magnus Rausing may be deemed to share beneficial ownership of the securities held of record by MAHR Projects Limited. The address for MAHR Projects Limited is 19 Kensington Park Road, London, W11 2EU, United Kingdom.

(5)
Valor Venture Fund II, L.P. is controlled by Scott Sobel, Antoine Colaco, Michael Niklas and Clifford Sobel, who are the directors of Valor Venture Partners II LTD, the general partner of Valor Venture Fund II, L.P. Accordingly, Scott Sobel, Antoine Colaco, Michael Niklas and Clifford Sobel may be deemed to share beneficial ownership of the securities held of record by Valor Venture Fund II, L.P. The address for Valor Venture Fund II, L.P. is 10 E 53rd St., New York, NY 10022, USA.

(6)
Waldencast Ventures LP is controlled by Michel Brousset its chief executive officer. Accordingly, Michel Brousset may be deemed to share beneficial ownership of the securities held of record by Waldencast Ventures LP. The address for Waldencast Ventures LP. is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, KY1-9009, Cayman Islands.

(7)
Richard J Dugas Jr Trust is controlled by Richard J Dugas Jr. Accordingly, Richard J Dugas Jr. may be deemed to share beneficial ownership in the securities held of record by Richard J Dugas Jr Trust. The address for Richard J Dugas Jr Trust is 4253 E Brookhaven Dr NE, Atlanta, GA 30319, USA.

(8)
Marstar Investments is controlled by Brian Finn. Accordingly, Brian Finn may be deemed to share beneficial ownership in the securities held of record by Marstar Investments. The address for the Brian Finn is 38 Evans Drive, Brookville, NY 11545, USA.

(9)
Nebari Holdings, LLC is controlled by Daniel E Freuman. Accordingly, Daniel E Freuman may be deemed to share beneficial ownership in the securities held of record by Nebari Holdings, LLC. The address for Daniel E Freuman is 460 NE 28th St, Unit 4201, Miami, FL 33137, USA.

(10)
Ou Cagney Revocable Trust is controlled by Michael Scott Cagney. Accordingly, Michael Scott Cagney may be deemed to share beneficial ownership in the securities held of record by Ou Cagney Revocable Trust. The address for the Michael Scott Cagney is 2637 Lyon Street, San Francisco, CA 94123, USA.

(11)
Pan Brothers Capital Management Group LLC is controlled by James Pantelidis. Accordingly, James Pantelidis may be deemed to share beneficial ownership in the securities held of record by Pan Brothers Capital Management Group LLC. The address for the James Pantelidis is 14 West 23rd St, New York, NY 10010, USA.

(12)
Papamarkou Wellner & Co, Inc. is controlled by Karl G Wellner. Accordingly, Karl G Wellner may be deemed to share beneficial ownership in the securities held of record by Papamarkou Wellner & Co, Inc. The address for the Karl G Wellner is 430 Park Avenue 17th Floor, New York, NY 10022, USA.

(13)
RockSolid Capital LLC is controlled by Steven S. Hornstein. Accordingly, Steven S. Hornstein may be deemed to share beneficial ownership in the securities held of record by RockSolid Capital LLC. The address for the Steven S. Hornstein is 3080 Burgundy Drive North, Palm Beach Gardens, FL 33410, USA.

(14)
Schroboh Capital GmbH is controlled by Felix Schroeder. Accordingly, Felix Schroeder may be deemed to share beneficial ownership in the securities held of record by Schroboh Capital GmbH. The address for the Felix Schroeder is c/o Rödl&Partner Rödl GmbH Wirtschaftsprüfungsgesellschaft, Kehrwieder 9, Hamburg, Germany – S8.

(15)
The Witkin Family 2019 Trust is controlled by David Witkin. Accordingly, David Witkin may be deemed to share beneficial ownership in the securities held of record by the Witkin Family 2019 Trust. The address for the David Witkin is 104 Avenue G Unit B, Redondo Beach, CA 90277, USA.

(16)
Harrison 2019 PPLI Fund LLC is controlled by Jordan Waxman. Accordingly, Jordan Waxman may be deemed to share beneficial ownership in the securities held of record by Harrison 2019 PPLI Fund LLC. The address for the Jordan Waxman is 3938 NW 53rd St, Boca Raton, FL 33496, USA.

(17)
JMR Development LLC is controlled by Jack Rodriguez. Accordingly, Jack Rodriguez may be deemed to share beneficial ownership in the securities held of record by JMR Development LLC. The address for the Jack Rodriguez is 347 W 36th St, Suite 901, New York NY 10018, USA.

(18)	Thorne Perkin is an affiliate of the broker-dealer Papamarkou Wellner & Co. The address for Thorne Perkin is 136 East 64th Street Apt 3A, New York NY 10065.
(19)
M3D Family Investments is controlled by Donna J DeLaGuardia. Accordingly, Donna J DeLaGuardia may be deemed to share beneficial ownership in the securities held of record by M3D Family Investments. The address for the Donna J DeLaGuardia is 1417 Sadler Road, #334, Ferndina Beach, FL 32034, USA.

(20)
SPG Holding LLC is controlled by Matteo Daste. Accordingly, Matteo Daste may be deemed to share beneficial ownership in the securities held of record by SPG Holding LLC. The address for the Matteo Daste is 25 Silk Oak Circle, San Rafael, CA 94901, USA.

(21)
Mac Farm Partners, LLC is controlled by Jason M. Kellman. Accordingly, Jason M. Kellman may be deemed to share beneficial ownership in the securities held of record by Mac Farm Partners, LLC. The address for the Jason M. Kellman is 712 Fifth Avenue, 29th Fl, New York, NY 10019, USA.

(22)
Sekhmet Ventures LLC is controlled by Barbara A. Paldus. Accordingly, Barbara A. Paldus may be deemed to share beneficial ownership in the securities held of record by Sekhmet Ventures LLC. The address for the Barbara A. Paldus is 1900 Camden Avenue, Ste 101, San Jose, CA 95124, USA.

(23)
Slap The Floor, LLC is controlled by Nicholas Silvers. Accordingly, Nicholas Silvers may be deemed to share beneficial ownership in the securities held of record by Slap The Floor, LLC. The address for the Nicholas Silvers is 19 W 24th Street, 12th Floor, New York, NY 10010, USA.

(24)
WFT Investors LLC is controlled by Kirk B Wortman. Accordingly, Kirk B Wortman may be deemed to share beneficial ownership in the securities held of record by WFT Investors LLC. The address for the Kirk B Wortman is 3465 North Pines Way, Wilson, WY 83014, USA.

9

(25)
Robert S Perkin Rev Trust is controlled by Robert S. Perkin and Thorne Perkin. Accordingly, Robert S. Perkin and Thorne Perkin may be deemed to share beneficial ownership in the securities held of record by Robert S Perkin Rev Trust. The address for Robert S. Perkin and Thorne Perkin is 1100 N Market Street, Wilmington, DE 19890, USA.

(26)
Hong Kong Global Limited is controlled by Dean Reid. Accordingly, Dean Reid may be deemed to share beneficial ownership in the securities held of record by Hong Kong Global Limited. The address for Dean Reid is Level 1, 883 Eleite Industrial Building 833, Cheung Sha Wan Road, Hong Kong – 91.

(27)
Lucas Brand Equity Emerging Growth, LP is controlled by Jay Scott Lucas. Accordingly, Jay Scott Lucas may be deemed to share beneficial ownership in the securities held of record by Lucas Brand Equity Emerging Growth, LP. The address for Jay Scott Lucas is 475 Park Avenue South, New York, NY 10016.

(28)
Disruptional Ltd. is managed by a Board of Directors, any member of which may be deemed to share beneficial ownership in the securities held of record by Disruptional Ltd. The address for Disruptional Ltd. is Vitrum Building, St Johns, Innovation Park, Cowley Road, Cambridge, United Kingdom, CB4 0WS.

(29)
AndVest Beauty Labs LP is controlled by William Jacob. Accordingly, William Jacob may be deemed to share beneficial ownership in the securities held of record by AndVest Beauty Labs LP. The address for AndVest Beauty Labs LP is 109 Old Branchville Road, Ridgefield, CT, 06877, USA.

(30)
No Planet B Investments, LLC is controlled by Robert Shipman. Accordingly, Robert Shipman may be deemed to share beneficial ownership in the securities held of record by No Planet B Investments, LLC. The address for the Robert Shipman is 442 Seaspray Avenue, Palm Beach, FL 33480.

(31)
MenoLabs, LLC is controlled by John Jacobs, a manager of MenoLabs, LLC, through the Control of Magnitude Management Svs., Inc. Accordingly, John Jacobs may be deemed to share beneficial ownership in the securities held of record by MenoLabs, LLC. The address for John Jacobs is 1101 N Wilmot Rd., Suite 249, Tucson, AZ 85712.

(32)
Blogstar LLC is controlled by Sarah Bryden-Brown and Robert Bryant. Accordingly, Sarah Bryden-Brown and Robert Bryant may be deemed to share beneficial ownership in the securities held of record by Blogstar LLC. The address for Blogstar LLC is GPO Box 2003, Sydney NSW 2001 AU.

(33)
J&P Chauvel Pty Ltd As Trustee for The J&P Chauvel Superannuation Fund is controlled by John Edward Chauvel and Pamela Susan Chauvel. Accordingly, John Edward Chauvel and Pamela Susan Chauvel may be deemed to share beneficial ownership in the securities held of record by J&P Chauvel Pty Ltd As Trustee for The J&P Chauvel Superannuation Fund. The address for J&P Chauvel Pty Ltd As Trustee for The J&P Chauvel Superannuation Fund is 9 Campbell Street, Clovelly NSW 2031, Australia.

(34)
Jaspara Pty Ltd is controlled by Philip John Costa. Accordingly, Philip John Costa may be deemed to share beneficial ownership in the securities held of record by Jaspara Pty Ltd. The address for Jaspara Pty Ltd is 6b Glencarron Avenue, Mosman NSW 2088, Australia.

(35)
Poonawala Group Inc. is controlled by Akbar A. Poonawala. Accordingly, Akbar A. Poonawala may be deemed to share beneficial ownership in the securities held of record by Poonawala Group Inc. The address for Poonawala Group Inc. is 45 Park Ave, Apt 1503, New York, NY 10016.

(36)
Summercroft Limited is controlled by Michael Warshaw. Accordingly, Michael Warshaw may be deemed to share beneficial ownership in the securities held of record by Summercroft Limited. The address for Summercroft Limited is Pavilion Apartments, 34 St John’s Wood Rd, London, NW8 7HF, United Kingdom.

(37)
The Gardner Family Trust DTD 04/19/2002 is controlled by Curtis S. Gardner. Accordingly, Curtis S. Gardner may be deemed to share beneficial ownership in the securities held of record by The Gardner Family Trust DTD 04/19/2002. The address for The Gardner Family Trust DTD 04/19/2002 is 655 Montgomery Street, Suite 1700, San Francisco, CA 94111.

(38)
The Little Red Bird, LLC is controlled by Adam Burgoon. Accordingly, Adam Burgoon may be deemed to share beneficial ownership in the securities held of record by The Little Red Bird, LLC. The address for Little Red Bird, LLC is 11 Parrott Street, Cold Spring, NY 10516.

(39)
West Head Investments PTY LTD is controlled by Nicole Manning. Accordingly, Nicole Manning may be deemed to share beneficial ownership in the securities held of record by West Head Investments PTY LTD. The address for West Head Investments PTY LTD is 44b Ben Boyd Road, Neutral Bay, Sydney, NSW, 2089, Australia.

(40)
ZRH Nominees (0017) Ltd. is a nominee company, holding the shares for and on behalf of the trustees of the Leonard Warshaw Trust. Michael Warshaw, Marion Warshaw, Mark Warshaw, Simon Warshaw, and all children and remoter issue of the foregoing, as trustees, may be deemed to share beneficial ownership in the securities held of record by ZRH Nominees (0017) Ltd. The address for ZRH Nominees (0017) Ltd. is Palm Grove House, P.O. Box 438, Road Town, Tortola, BVI.

(41)
WeMedia Shopping Network Holdings Co., Limited is controlled by Julian L. Reis. Accordingly, Julian L. Reis may be deemed to share beneficial ownership in the securities held of record by WeMedia Shopping Network Holdings Co., Limited. The address for WeMedia Shopping Network Holdings Co., Limited is 660 Newport Center Dr., Suite 1600, Newport Beach, CA 92660.

(42)
Consists of (i) 87,268,358 shares of common stock currently outstanding and held by Foris Ventures, LLC (“Foris”), (ii) 20,573,891 shares of common stock issuable to Foris upon conversion of the total amount of indebtedness outstanding (the “2019 Convertible Note”), including accrued and unpaid interest as of February 28, 2023, under that certain Amended and Restated Loan and Security Agreement, dated as of October 28, 2019 (as it may be further amended, restated or otherwise modified, the “2019 LSA”), by and among the Company, Foris, as lender, and the other parties thereto; (iii) 2,046,036 shares of common stock issuable to Foris upon exercise of a warrant issued to Foris on September 13, 2022 (the “September 2022 Warrant”) in connection with that certain Loan and Security Agreement, dated as of September 13, 2022 (as it may be amended, restated or otherwise modified, the “2022 LSA”), by and among the Company, Foris, as lender, and the other parties thereto; and (iv) 10,000,000 shares of common stock issuable to Foris upon exercise of a warrant issued to Foris on December 30, 2022 (the “December 2022 Warrant” and together with the September 2022 Warrant, collectively the “2022 Warrants”). As of March 14, 2023, 16,680,334 shares of Common Stock are issuable upon conversion of the 2019 Convertible Note in respect of an outstanding principal amount of $50.0 million and 3,893,557 shares of Common Stock are issuable upon conversion of accrued and unpaid interest of $11.6 million, reflecting a fixed conversion price of $3.00 per share of Common Stock. Barbara Hager, the manager of Foris, may be deemed to have sole power to vote and dispose of these securities. The 2019 Convertible Note bears interest at 6.0% per annum; interest is not payable until the maturity date of July 1, 2023. The Vallejo

10

Ventures Trust U/T/A 2/12/96 (“VVT”), the member of Foris, may be deemed to have sole power to vote and dispose of these securities, and L. John Doerr (“John Doerr”) and Ann Doerr, the trustees of VVT, and Barbara Hager, the special trustee of VVT, may be deemed to have shared power to vote and dispose of these securities. The address for Foris is 1180 San Carlos Avenue, #717, San Carlos, California 94070.
(43)
An additional aggregate amount of (i) up to 2,397,027 shares may be issued to the selling stockholders pursuant to the Share Purchase Agreement, the OLIKA Merger Agreement, and the Note Purchase Agreement; (ii) up to 6,562,855 shares that may be issued to the selling stockholders pursuant to certain deferred payment and earnout provisions, in each case pursuant to the BL Purchase Agreements; the actual number of shares that will be issued pursuant to deferred payment and earnout provisions of the BL Purchase Agreements, as applicable, will depend on (A) the amount of any purchase price adjustment, (B) the extent of fulfillment of the applicable earnout targets, (C) the share issuance price at the time of any such payment, and (D) whether there are any offsetting indemnification claims or other applicable offsets; and (iii) up to 101,189 shares may be issued to the selling stockholders pursuant to the Onda Merger Agreement; the actual number of shares that will be issued will depend on whether there are any (A) offsetting indemnification claims or other applicable offsets and (B) any adjustments to estimated total closing consideration.

11

PLAN OF DISTRIBUTION
We are registering the shares of common stock offered hereby to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby. We will bear all fees and expenses incident to our obligation to register these shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending,
12

if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act (“Regulation M”), which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.
13

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.
EXPERTS
The consolidated financial statements of Amyris, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 842 on January 1, 2019) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.
We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.
14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2022);

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, filed with the Commission on May 10, 2022; June 30, 2022, filed with the Commission on August 9, 2022; and September 30, 2022, filed with the Commission on November 8, 2022;

•
Our Current Reports on Form 8-K filed with the Commission on January 26, 2022; March 23, 2022; April 22, 2022; June 10, 2022; June 15, 2022; July 1, 2022; September 13, 2022; September 14, 2022; October 11, 2022; November 23, 2022; December 16, 2022; December 21, 2022; December 29, 2022; February 22, 2023; March 14, 2023; and March 15, 2023;

•
The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description; and

•
filings we make with the Commission pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost to the requestor, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.
15

PROSPECTUS

AMYRIS, INC.
50,411,313 Shares
Common Stock
March 16, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, if any, in connection with this offering. All amounts shown are estimates except for the Commission registration fee:
Commission registration fee(1)	$141,230
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$*
(1)
This amount includes $110,200 of fees related to $1,000,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units and $31,030 of fees related to 50,411,313 shares of the registrant’s common stock to be sold by selling stockholders that the registrant previously paid.

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
The registrant’s restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any director for:
•	any breach of the director’s duty of loyalty to the registrant or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the DGCL.
As permitted by the DGCL, the registrant’s restated bylaws provide that:
•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•	the registrant may indemnify its other employees and agents as set forth in the DGCL;
•
the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. The indemnification provisions in the registrant’s restated certificate of incorporation, as amended, and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.
The registrant maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the registrant.
Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

ITEM 16.	EXHIBITS
			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.01*	Underwriting Agreement	N/A
2.01	Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-K	001-34885	2.01	2018-04-17
2.02	Amendment No. 1, dated December 28, 2017, to the Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-K	001-34885	2.02	2018-04-17
2.03	Amendment No. 2, dated April 16, 2019, to the Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-Q	001-34885	2.01	2019-10-07
2.04	Amendment No. 3, dated February 24, 2020, to the Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-Q	001-34885	2.01	2020-05-11
2.05	Amendment No. 4, dated as of March 30, 2020, to the Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-Q	001-34885	2.01	2020-08-10
2.06	Amendment No. 5, dated May 22, 2020, to the Quota Purchase Agreement, dated November 17, 2017, among registrant, AB Technologies LLC and DSM Produtos Nutricionais Brasil S.A.	10-Q	001-34885	2.02	2020-08-10
2.07	Equity Purchase Agreement, dated October 31, 2019, between registrant and Cosan US, Inc.	10-K	001-34885	2.04	2020-03-13
3.01	Restated Certificate of Incorporation	10-Q	001-34885	3.1	2010-11-10
3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013	S-8	333-188711	4.02	2013-05-20
3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014	10-Q	001-34885	3.02	2014-08-08

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015	S-3/A	333-206331	3.03	2015-11-04
3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016	10-Q	001-34885	3.05	2016-08-09
3.06	Certificate of Amendment of the Restated Certificate of Incorporation dated June 5, 2017	S-3	333-219732	3.07	2017-08-04
3.07	Certificate of Amendment of the Restated Certificate of Incorporation dated May 29, 2020	S-8	333-239820	4.12	2020-07-10
3.08	Certificate of Amendment of the Restated Certificate of Incorporation dated May 28, 2021	10-K	001-34885	3.08	2022-03-09
3.09	Certificate of Amendment of the Restated Certificate of Incorporation dated June 10, 2022	10-Q	001-34885	3.01	2022-08-09
3.10	Amended and Restated Bylaws	8-K	001-34885	3.1	2022-11-23
4.01	Specimen of Common Stock Certificate	S-3	333-219732	4.01	2017-08-04
4.02*	Specimen of Preferred Stock Certificate	N/A
4.03	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (found at Exhibit A-1, herein)	8-K	001-34885	10.01	2017-05-08
4.04	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (found at Exhibit A-2, herein)	8-K	001-34885	10.01	2017-05-08
4.05	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (found at Exhibit A-3, herein)	8-K	001-34885	10.01	2017-05-08
4.06	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (found at Exhibit E, herein)	8-K	001-34885	10.02	2017-08-03
4.07	Certificate of Amendment of the Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock	8-K	001-34885	3.1	2019-10-30

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.08	Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock	8-K	001-34885	3.1	2020-06-04
4.09	Letter Agreement, dated July 29, 2015, among the registrant and the registrant’s security holders listed therein	S-3	333-206331	4.20	2015-08-12
4.10	Form of Securities Purchase Agreement, dated May 8, 2017, among the registrant and the investors named therein	8-K	001-34885	10.01	2017-05-08
4.11	Securities Purchase Agreement, dated August 2, 2017, between the registrant and DSM International B.V.	8-K	001-34885	10.01	2017-08-03
4.12	Form of Stockholder Agreement between the registrant, on the one hand, and Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P., on the other hand (found at Exhibit C, herein)	8-K	001-34885	10.02	2017-08-03
4.13	Amended and Restated Stockholder Agreement, dated August 7, 2017, between registrant and DSM International B.V.**	10-Q	001-34885	4.04	2017-11-20
4.14	Form of Common Stock Purchase Warrant issued September 10, 2019 by registrant to certain accredited investors	8-K	001-34885	4.02	2019-09-11
4.15	Common Stock Purchase Warrant November 14, 2019 by registrant to certain accredited investors	8-K	001-34885	4.02	2019-11-20
4.16	Form of Security Purchase Agreement, dated January 31, 2020, between registrant and certain investors	8-K	001-34885	10.04	2020-02-06
4.17	Form of Security Purchase Agreement, dated June 1, 2020 or June 4, 2020, between registrant and certain accredited investors	8-K	001-34885	10.01	2020-06-04
4.18	Exchange and Settlement Agreement, dated March 1, 2021, by and between us and Schottenfeld Opportunities Fund II L.P., Phase Five Partners, LP, and Koyote Trading, LLC	S-3ASR	333-255105	4.18	2021-07-04
4.19*	Form of Common Stock Warrant Agreement and Warrant Certificate	N/A
4.20*	Form of Preferred Stock Warrant Agreement and Warrant Certificate	N/A

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.21*	Form of Debt Securities Warrant Agreement and Warrant Certificate	N/A
4.22	Form of Indenture relating to Debt Securities	S-3ASR	333-255105	4.22	2021-07-04
4.23	Form of Debt Securities	S-3ASR	333-255105	4.23	2021-07-04
4.24*	Form of Unit Agreement and Unit Certificate	N/A
4.25[a]	Agreement, dated February 23, 2012, among registrant, Maxwell (Mauritius) Pte Ltd, Naxyris SA, Biolding Investment S.A., and Sualk Capital Ltd.	10-Q	001-34885	4.02	2012-05-09
4.26	Exchange Agreement, dated July 26, 2015, between registrant and the investors listed therein	10-Q	001-34885	4.46	2015-11-09
4.27	Warrant to Purchase Stock issued July 29, 2015 by registrant to Maxwell (Mauritius) Pte Ltd	S-3	333-206331	4.24	2015-08-12
4.28	Warrant to Purchase Stock issued July 29, 2015 by registrant to Maxwell (Mauritius) Pte Ltd	S-3	333-206331	4.25	2015-08-12
4.29	Securities Purchase Agreement, dated April 8, 2016, between registrant and Bill & Melinda Gates Foundation	10-Q	001-34885	10.01	2016-08-09
4.30	Letter Agreement re Charitable Purposes and Use of Funds, dated April 8, 2016, between registrant and the Bill & Melinda Gates Foundation	10-Q	001-34885	10.02	2016-08-09
4.31	Form of Securities Purchase Agreement, dated May 8, 2017, between registrant and the other parties thereto	S-3	333-221351	10.01	2017-11-03
4.32	Amendment No. 1, dated May 30, 2017 to Securities Purchase Agreement, dated May 8, 2017, between registrant and the other parties thereto	10-Q	001-34885	10.09	2017-08-14
4.33	Form of Common Stock Purchase Warrant (Cash Warrant) issued May 11, 2017 by registrant to the purchasers thereof (found at Exhibit C-1, herein)	8-K	001-34885	10.01	2017-05-08
4.34	Form of Common Stock Purchase Warrant (Dilution Warrant) issued May 11, 2017 by registrant to the purchasers thereof (found at Exhibit C-2, herein)	8-K	001-34885	10.01	2017-05-08

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.35	Stockholder Agreement, dated May 11, 2017, between registrant and DSM International B.V.	10-Q	001-34885	4.96	2017-08-14
4.36	Common Stock Purchase Warrant (Cash Warrant), issued May 31, 2017, by registrant to the investor named therein	10-Q	001-34885	4.94	2017-08-14
4.37	Form of Stockholder Agreement, dated August 3, 2017, between registrant and affiliates of Vivo Capital LLC (found at Exhibit C, herein)	8-K	001-34885	10.02	2017-08-03
4.38	Common Stock Purchase Warrant issued May 10, 2019 by registrant to Silverback Opportunistic Credit Master Fund Limited	10-Q	001-34885	4.08	2019-10-07
4.39	Form of Right to Purchase Shares of Common Stock issued January 31, 2020 by registrant to certain investors (found at Exhibit A, herein)	10-Q	001-34885	10.02	2020-05-11
4.40	Form of Warrant Amendment Agreement, dated January 31, 2020, between registrant and certain investors	10-Q	001-34885	4.02	2020-05-11
4.41	Warrant Amendment Agreement, dated May 1, 2020, between registrant and LMAP Kappa Limited	10-Q	001-34885	4.03	2020-08-10
4.42	Rights Amendment Agreement, dated May 1, 2020, between registrant and Silverback Opportunistic Credit Master Fund Limited	10-Q	001-34885	4.05	2020-08-10
4.43	Form of Amendment to Warrants to Purchase Shares of Common Stock, dated October 23, 2020, between registrant and certain investors	10-K	001-34885	4.48	2021-03-05
4.44	Indenture, dated as of November 15, 2021, by and between registrant and U.S. Bank National Association, as trustee	8-K	001-34885	4.1	2021-11-15
4.45	Description of Registrant’s Securities Registered Under Section 12 of the Exchange Act	10-K	001-34885	4.48	2021-03-05
4.46	Common Stock Purchase Warrant issued September 13, 2022 by the Company to Foris Ventures, LLC	8-K	001-34885	4.1	2022-09-13
4.47	Form of Registered Warrant	8-K	001-34885	4.1	2022-12-29
4.48	Form of Unregistered Warrant	8-K	001-34885	4.2	2022-12-29

Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.01	Opinion of Fenwick & West LLP					X
23.01	Consent of Macias Gini & O’Connell LLP, independent registered public accounting firm					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X
24.01	Power of Attorney (included on the signature page thereto)	S-3ASR	333-255105	24.01	2021-07-04
25.01	Statement of Eligibility of Trustee Under Debt Indenture***	N/A
107	Filing Fee Table					X
*
To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with the offering of securities and incorporated by reference herein.

**	Portions of this exhibit, which have been granted confidential treatment by the Securities and Exchange Commission, have been omitted.
***	To be filed, if necessary, separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
a	Portions of this exhibit, which have been granted confidential treatment by the Securities and Exchange Commission, have been omitted.
ITEM 17.	UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 16th day of March 2023.
AMYRIS, INC.

By:	/s/ John Melo
John Melo
President and Chief Executive Officer

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer (Principal Executive Officer)	March 16, 2023
John G. Melo

/s/ Han Kieftenbeld	Chief Financial Officer (Principal Financial Officer)	March 16, 2023
Han Kieftenbeld

/s/ Elizabeth E. Dreyer	Chief Accounting Officer (Principal Accounting Officer)	March 16, 2023
Elizabeth E. Dreyer

*	Director	March 16, 2023
John Doerr

*	Director	March 16, 2023
Ana Dutra

*	Director	March 16, 2023
Geoffrey Duyk

*	Director	March 16, 2023
Philip Eykerman

*	Director	March 16, 2023
Frank Kung

*	Director	March 16, 2023
James McCann

*	Director	March 16, 2023
Steve Mills

*	Director	March 16, 2023
Ryan Panchadsaram

*	Director	March 16, 2023
Lisa Qi

*	Director	March 16, 2023
Julie Washington
*By Attorney-in-Fact
/s/ Han Kieftenbeld
Han Kieftenbeld